Exhibit 10.5
AMENDED RESTATED AND CONSOLIDATED PROMISSORY NOTE
(FLOATING B-2)

$21,000,000.00	February 14, 2007

Loan No. 706 107 031
FOR VALUE RECEIVED, AMB-SGP CALIFORNIA, LLC, a Delaware limited liability company, AMB-SGP CIF-CALIFORNIA, LLC, a Delaware limited liability company, AMB-SGP CIF-I, LLC, a Delaware limited liability company, AMB-SGP DOCKS, LLC, a Delaware limited liability company, AMB-SGP GEORGIA, LLC, a Delaware limited liability company, AMB-SGP CIF-ILLINOIS, L.P., a Delaware limited partnership, AMB-SGP TX/IL SUB, LLC, a Delaware limited liability company (each a “Borrower”, jointly and severally, “Borrower”), promises to pay to the order of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Lender,” which shall also mean successors and assigns who become holders of this Note), at 2200 Ross Avenue, Suite 4900E, Dallas, Texas 75201, or at such other address as Lender may from time to time designate, the principal sum of TWENTY-ONE MILLION AND NO/100 U.S. DOLLARS ($21,000,000.00), or so much thereof as shall be disbursed hereunder or under that certain Collateral Loan Agreement of even date herewith, by and between Borrower and Lender (the “Loan Agreement”), and shall from time to time be outstanding and unpaid, together with interest on the unpaid balance (“Balance”) at the rate provided for herein from and including the date of the first disbursement of Loan proceeds under this Note (“Funding Date”) until and including Maturity (defined below). Capitalized terms used in this Note and not defined herein (including, without limitation, in Paragraph 11 hereof) shall have the meanings ascribed to them in the Loan Agreement or in the Instrument (defined below).
1. Computation of Interest and Payments.
     (a) Computation of Interest.
     (i) Except as otherwise provided herein, the Balance shall bear interest at the Reference Rate (as defined in Paragraph 11(k) below).
     (ii) In the case of each Interest Period (as defined in Paragraph 11(h) below) after the first Interest Period, Borrower shall be deemed to have selected the Alternate Rate (as defined in Paragraph 11(a) below) under this Note for the entire outstanding principal balance of this Note if for any reason the LIBOR Rate (as defined in Paragraph 11(i) below) shall not be in effect or available to Lender, and interest shall accrue at the Alternate Rate until the next Interest Period for which the LIBOR Rate is in effect or available. To the extent that the Alternate Rate is applicable to this Note, the rate of interest, computed in accordance with Paragraph 11(a) of this Note, shall change effective as of the opening of business on the day on which each such change in such fluctuating rate shall occur. With respect to each Interest Period, interest shall accrue from the first day of such Interest Period through and including the last day of such Interest Period.
     (iii) Provided that no Event of Default has occurred under any of the Documents, and provided further that the LIBOR Rate is available to Lender on the Determination Date (as defined in Paragraph 11(d) hereof) for such Interest Period for an amount equal to the entire Balance, and except as provided in Paragraph 1(a)(ii) above, the Reference Rate shall automatically be the applicable rate for the entire outstanding principal balance of this Note for each Interest Period. If requested by Lender, Borrower shall immediately confirm the Reference Rate and the duration of the applicable Interest Period by acknowledging receipt of a written confirmation of the Reference Rate and Interest Period delivered by Lender to Borrower. Lender shall not be obligated to accept a deposit in the London interbank market in order to charge interest at the Reference Rate.
     (iv) Without limiting the effect of any other provision of this Note, if and to the extent that Lender (or its source of funds) may directly or indirectly be required to maintain reserves against “Eurocurrency liabilities” under Federal Reserve Regulation D (as at any time amended) or any other federal or state law, statute or regulation of similar import (“Other Reserve Laws”), Borrower shall pay to Lender on the last day of each and every Interest Period additional interest (as determined by Lender and disclosed to Borrower) for each such Interest Period at an interest rate per annum, at all times during such Interest Period for this Note, equal to the excess of (a) the rate obtained by dividing the LIBOR Rate for such Interest Period by a percentage equal to one hundred percent (100%) minus the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System or under any Other Reserve Laws (or if more than one such percentage is so applicable, minus the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any marginal reserve requirement) for Lender (or its source of funds) in respect of liabilities or assets consisting of or including “Eurocurrency liabilities” under Federal Reserve Regulation D (as at any time amended) or under Other Reserve Laws having a term equal to such Interest Period, over (b) the LIBOR Rate for such Interest Period. Terms used in Regulation D shall have the same meanings when used herein. Each such determination made by Lender and each such notification by Lender to Borrower under this subparagraph of the amount of additional interest payable hereunder shall be conclusive as to the matters set forth therein.
     (v) In addition to the payment of interest and fees as aforesaid and in addition to payment of any Breakage Fee (as defined in the Loan Agreement), Borrower shall, from time to time, upon demand by Lender, pay to Lender amounts as shall be sufficient to compensate Lender for (a) without duplication of the amounts set forth in Paragraph 4(a)(ii) below, any loss, cost, fee, breakage or other expense incurred or sustained directly or indirectly by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain this Note during any Interest Period as a result of any prepayment of this Note or any portion thereof (whether voluntary, involuntary, by reason of acceleration or otherwise) or any attempt by Borrower to rescind the selection of the Reference Rate as the applicable interest rate for this Note, and (b) any increased costs incurred by Lender, by reason of:
     (x)  taxes (or the withholding of amounts for taxes) assessed against Lender in connection with the Loan, including, without limitation, income, excise and interest equalization taxes (other than United States or state income taxes) as well as all levies, imports, duties, or fees whether now in existence or as the result of a change in, or promulgation of, any treaty, statute or regulation or interpretation thereof, or any directive, guideline or otherwise, by a central bank or fiscal authority or any other entity (whether or not having the force of law) or a change in the basis of, or time of payment of, such taxes and other amounts resulting therefrom;

     (y)  without duplicating any item in (iv) above any reserve or special deposit requirements against or with respect to assets or liabilities or deposits outstanding under a LIBOR Rate (including, without limitation, those imposed under the Monetary Control Act of 1978) currently required by, or resulting from a change in, or the promulgation of, such requirements by treaty, statute, regulation, interpretation thereof, or any directive, guidelines, or otherwise by a central bank or fiscal authority (whether or not having the force of law); and
     (z)  any other costs resulting from Lender’s compliance in connection with the Loan and relating to and resulting form the Loan with treaties, statutes, or regulations promulgated by or of a central bank or fiscal authority or other entity (and having the force of law).
A certificate as to the amount of any of the foregoing amounts prepared by Lender, signed by an authorized officer of Lender and submitted to Borrower shall be conclusive as to the matters therein set forth, absent manifest error. This Note shall not be deemed to have been paid and/or satisfied in full until all of the foregoing amounts, in addition to the principal balance hereof and all interest thereon and all other sums due and payable hereunder and under the Documents, shall have been paid. The selection at any time of an interest rate based upon the LIBOR Rate shall be expressly conditioned upon the existence of an adequate and fair means of determining the LIBOR Rate and the absence of any legal prohibition against the charging of interest based on the LIBOR Rate.
(b) Payment of Principal and Interest.
     (i) Interest from and including the Funding Date to and including March 4, 2007 shall be due and payable on the Funding Date.
     (ii) Payments shall be made on this Note in an amount equal to the Monthly Payment Amount (as defined in Paragraph 11(j) hereof), commencing on April 5, 2007, and continuing on the fifth (5th) day of each succeeding month to and including the Maturity Date. Each payment due date is referred to as a “Due Date.”
     (iii) The entire Obligations (as defined in the Instrument) shall be due and payable on March 5, 2012 (“Maturity Date”). “Maturity” shall mean the Maturity Date or earlier date that the Obligations may be due and payable by acceleration by Lender as provided in the Documents.
     (iv) Interest on the Balance for any full month shall be calculated on the basis of a three hundred sixty (360) day year based upon the actual number of days elapsed for which interest is being calculated. For any partial month, interest shall be due in an amount equal to (i) the applicable interest rate divided by 360 multiplied by (ii) the number of days any Balance is outstanding through and including the date of payment.
2. Late Payment and Default Interest.
     (a) Late Charge. If any payment due under the Documents is not fully paid by its Due Date (other than the payment due on the Maturity Date), a late charge equal to the lesser of (i) four percent (4%) of such payments, or (ii) the maximum amount allowed by law (the “Late Charge”) shall be assessed and be immediately due and payable. The Late Charge may be assessed only once on each overdue payment. These charges shall be paid to defray the expenses incurred by Lender in handling and processing such delinquent payment(s) and to compensate Lender for the loss of the use of such funds. The Late Charge shall be secured by the Documents. The imposition of the Late Charge, and/or requirement that interest be paid at the Default Rate (defined below) shall not be construed in any way to (i) excuse Borrower from its obligation to make each payment under this Note promptly when due or (ii) preclude Lender from exercising any rights or remedies available under the Documents upon an Event of Default.
     (b) Acceleration. Upon an Event of Default, including a breach of Section 2.1 of the Loan Agreement, Lender may declare the Balance, unpaid accrued interest, the Breakage Fee, any applicable Prepayment Premium (defined below), and other amounts due under the terms of this Note, and all other Obligations to be immediately due and payable in full.
     (c) Default Rate. Upon an Event of Default or at Maturity, whether by acceleration (due to a voluntary or involuntary default) or otherwise, the entire Obligations (excluding accrued but unpaid interest if prohibited by law) shall bear interest at the Default Rate. The “Default Rate” shall be the lesser of (i) the maximum rate allowed by law or (ii) five percent (5%) plus the greater of (A) the Alternate Rate or (B) the prime rate (for corporate loans at large United States money center commercial banks) published in The Wall Street Journal on the first Business Day of the month in which the Event of Default or Maturity occurs or continues and on the first Business Day of every month thereafter.
3. Application of Payments. Before an Event of Default, all payments received under this Note shall be applied in the following order: (a) to unpaid Late Charges and costs of collection; (b) to any Breakage Fee, Prepayment Premium, or other fees, costs, expenses or reimbursements due under the terms of this Note; (c) to interest on the Balance; and (d) then to the Balance. After an Event of Default, all payments shall be applied in any order determined by Lender in its sole discretion.
4. Prepayment. This Note may only be prepaid in strict accordance with the provisions of the Loan Agreement.
5. No Usury. Under no circumstances shall the aggregate amount paid or to be paid as interest under this Note exceed the highest lawful rate permitted under applicable usury law (“Maximum Rate”). If under any circumstances the aggregate amounts paid on this Note shall include interest payments which would exceed the Maximum Rate, Borrower stipulates that payment and collection of interest in excess of the Maximum Rate (“Excess Amount”) shall be deemed the result of a mistake by both Borrower and Lender, and Lender shall promptly credit the Excess Amount against the Balance or refund to Borrower any portion of the Excess Amount that cannot be so credited.
6. Security and Documents Incorporated. This Note is the “Floating B-2 Note” referred to in the Loan Agreement and secured by, among other things, the Instruments (as defined in the Loan Agreement) and is secured by the Properties (as defined in the Loan Agreement). Borrower shall observe and perform all of the terms and conditions in the Documents. The Documents are incorporated into this Note as if fully set forth in this Note.
7. Treatment of Payments. All payments under this Note shall be made, without offset or deduction, (a) in lawful money of the United States of America at the office of Lender or at the place (and in the manner) Lender may specify by written notice to Borrower, (b) in immediately available federal funds, and (c) if received by Lender prior to 2:00 p.m. local time at such place, shall be credited on that day or else, at Lender’s option, shall be credited on the next Business Day. Initially (unless waived by Lender), and until Lender shall direct Borrower otherwise, Borrower shall make all payments due under this Note in the manner set forth in Section 3.13 of the Instrument. If any Due Date falls on a day which is not a Business Day, then the Due Date shall be deemed to have fallen on the next succeeding Business Day.
8. Limited Recourse Liability. Except to the extent set forth in this Paragraph 8, Paragraph 9 and Paragraph 10 of this Note, Borrower shall not have any personal liability for the Obligations. Notwithstanding the preceding sentence, Lender may bring a foreclosure action or other appropriate action to enforce the Documents or realize upon and protect the Property (including, without limitation, naming Borrower in the actions) and in addition BORROWER SHALL HAVE PERSONAL LIABILITY FOR:
     (a) the indemnification provisions set forth in Sections 8.03, 8.04, 8.05, 8.06 and 8.07 of the Instrument, the Environmental Indemnity Agreement, the ERISA Indemnity and any guaranties, master leases, or similar instruments furnished in connection with the Loan;
     (b) any unpaid assessments and taxes (accrued and/or payable during the term of the Loan) with respect to the Property;
     (c) (i) any unapplied security deposits (A) not turned over or paid to Lender upon foreclosure, sale (pursuant to power of sale), or conveyance in lieu thereof, or (B) not turned over or paid to a receiver or trustee for the Property after appointment; and (ii) any prepaid rents or prepaid expenses of tenants (to the extent of any such amounts which are applicable to any period after a default under the Documents) (A) not turned over or paid to Lender upon foreclosure, sale (pursuant to power of sale), or conveyance in lieu thereof, or (B) not turned over or paid to a receiver or trustee for the Property after appointment;
     (d) any insurance proceeds or condemnation awards neither turned over to Lender (to the extent required by the Instrument) nor used in compliance with Sections 3.07 and 3.08 of the Instrument;
     (e) if any Borrower executes an amendment or termination of any Lease without Lender’s prior written consent (and Lender’s consent was required under the Documents; except that if the sole reason why Lender’s consent is required is because of the existence of a Potential Event of Default (as defined in the Loan Agreement), then execution by Borrower of an amendment or termination of a Lease at the time such Potential Event of Default exists shall not give rise to any personal liability on the part of Borrower unless it had actual knowledge of the existence of such Potential Event of Default), Borrower shall have personal liability for the greater of:
     (i) the present value (calculated at the Discount Rate) of the aggregate total dollar amount (if any) by which (A) rental income and/or other tenant obligations prior to the amendment or termination of such Lease exceeds (B) rental income and/or other tenant obligations after the amendment or termination of such Lease (with consideration given to a replacement lease, if any, having been consummated); or
     (ii) any termination fee or other consideration paid;
     (f) waste of the Property (which shall not include a failure to rebuild after a casualty or condemnation to the extent Restoration is not required under Sections 3.07 or 3.08 of the Instrument, as applicable);
     (g) any rents or other income from the Property received by Borrower after an Event of Default under the Documents and not otherwise applied to the Obligations evidenced by this Note or to the current (not deferred) operating expenses of the Property; PROVIDED, HOWEVER, THAT

BORROWER SHALL HAVE PERSONAL LIABILITY for amounts paid as expenses to a person or entity related to or affiliated with Borrower unless the payments are expressly permitted in the Documents; provided, however, that if a person or entity that is related to or affiliated with Borrower is the property manager of the Property, it may be paid management fees for the management of the Property and Borrower shall not have personal liability for the amounts paid to such person or entity so long as (i) the management fees do not exceed the customary management fees in the market area, (ii) no management fees are paid in advance, and (iii) all other expenses of the Property (including reserves for taxes, insurance, and similar matters) have been paid or funded prior to the payment of any management fees to such person or entity;
(h) Borrower’s failure to maintain any letter of credit required under the Documents, if any;
     (i) any security deposit (a “Security Deposit”) cashed or applied by Borrower or any termination fee, cancellation fee or any other fee (collectively, a “Termination Fee”) received by Borrower (x) in connection with a lease termination, cancellation or expiration within three (3) months prior to or after an Event of Default under the Documents, (y) which is greater than one month’s base rent for the Lease to which the Security Deposit and/or Termination Fee applies, and (z) which is not paid to Lender (or an escrow agent selected by Lender) to be disbursed for the payment of Lender approved (1) tenant improvements and/or (2) market leasing commissions;
     (j) following a default under the Documents, all reasonable attorneys’ fees, including the reasonable allocated costs of Lender’s staff attorneys, and other expenses incurred by Lender in enforcing the Documents if Borrower contests, delays, or otherwise hinders or opposes (including, without limitation, the filing of a bankruptcy) any of Lender’s enforcement actions; provided, however, that if in such action Borrower successfully proves that a default under the Documents did not occur, Borrower shall not be required to reimburse Lender for such attorneys’ fees, allocated costs and other expenses;
     (k) there shall be a breach or violation of Section 2.11 of any of the Instruments;
     (l) without the prior written consent of the Lender, if Borrower or its affiliate shall (i) terminate, amend, revoke, modify or contradict any Bank Direction Letter (as defined in the Cash Management Agreement), (ii) direct, cause or permit Clearing Bank (as defined in the Cash Management Agreement) to transfer funds in the Sweep Accounts (as defined in the Cash Management Agreement) other than to the Clearing Account (as defined in the Cash Management Agreement), or (iii) direct or cause any Tenant or any other Person to pay any amount in any manner other than as provided specifically in the Documents; or
     (m) any amounts for which Borrower or Lender becomes liable pursuant to Section 8.0 of that certain Exclusive Broker Leasing Agreement between AMB Property, L.P. and Corporate National Realty, LLC dated June 10, 2006 relating to the Property known as JFK Airgate Center.
     Notwithstanding anything to the contrary contained in this Paragraph 8, if a Cash Management Period (as defined in the Cash Management Agreement) is in effect, Borrower shall only have personal liability under Paragraph 8(b) or 8(f) above to the extent that: (A) (i) all amounts then due and payable to Lender under the Documents (provided that if the Notes have been accelerated then the amount considered to be due and payable for purposes of clause (i) shall be the amount that would have been due and payable under the Documents if the Notes had not been accelerated) and (ii) all amounts otherwise required to be paid by Borrower pursuant to the Documents in connection with the operation, maintenance, repair or restoration of the Property and exceeds (B) (i) any amounts that Lender has applied in reduction of the principal balance of Notes as a result of the acceleration of the Notes (i.e. amounts in excess of regularly scheduled payments of principal) and (ii) the amount of any funds in the

Clearing Account (as defined in the Cash Management Agreement) and Cash Management Account (as defined in the Cash Management Agreement).
9. Full Recourse Liability. Notwithstanding the provisions of Paragraph 8 of this Note, BORROWER SHALL HAVE PERSONAL LIABILITY for the Obligations if:
     (a) there shall be any material breach or violation of Section 2 of the Loan Agreement; or
     (b) there shall be any fraud or intentional misrepresentation by Borrower in connection with the Property, the Documents, the Loan application, or any other aspect of the Loan; provided, however, that to the extent any such fraud or intentional misrepresentation relates only to one or more Properties, but not all of the Properties, then personal liability under this Section 9(b) shall extend only to the amount of the Obligations (including Interest at the Note Rate during the pendency of any litigation involving title to any Property, whether before or after a foreclosure of such Property) pertaining to the Properties as to which such fraud or intentional misrepresentation shall have occurred;
     (c) the Property or any part thereof shall become an asset in (i) a voluntary bankruptcy or insolvency proceeding or (ii) an involuntary bankruptcy or insolvency proceeding which is not dismissed within ninety (90) days of filing; provided, however, that this Paragraph 9(c) shall not apply if an involuntary bankruptcy is filed by Lender;
     (d) any assets of Guarantor (as defined in the Loan Agreement) shall become an asset in (i) a voluntary bankruptcy or insolvency proceeding or (ii) an involuntary bankruptcy or insolvency proceeding which is not dismissed within ninety (90) days of filing; provided, however, that this Paragraph 9(d) shall not apply if an involuntary bankruptcy is filed by Lender; or
     (e) there shall be a breach or violation of Section 8.23(a) or Section 8.23(b) of the Loan Agreement; provided that Borrower’s liability under this Paragraph 9(e) shall be the Allocated Loan Amount attributable to the Property known as Alvarado Business Center as set forth on Exhibit A to the Loan Agreement.
10. Recourse Limitations.
     (a) Intentionally Omitted.
     (b) Notwithstanding anything to the contrary in Paragraphs 8, 9, and 10(a) hereof, Lender acknowledges and agrees that the obligations and liability of Borrower hereunder shall be limited to the property and assets of the Borrower only, and no other recourse shall be had to any of the property or assets of any other partners, members, trustees, beneficiaries, officers, directors, shareholders, employees or agents of the Borrower, or any of their respective partners, members, trustees, beneficiaries, officers, directors, shareholders, employees or agents.
11. Other Definitions. The following terms, as used in this Note, shall have the following meanings:
     (a) “Alternate Rate” shall mean such fluctuating rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the sum of (1) the Applicable Margin (as defined in Paragraph 11(b) hereof) and (2) the greater of (i) the interest rate announced by Lender or its affiliates as its dollar base rate (which rate is intended to approximate the rate paid on thirty (30) day U.S. dollar deposits in the London interbank market) from time to time in New York, New York and (ii) the Federal Funds Rate plus one-half of one percent (0.5%).
     (b) “Applicable Margin” shall mean one hundred thirty-five (135) basis points.

     (c) “Business Day” shall mean a day which commercial banks are not authorized or required by law to close in the State of New York and, with respect to matters concerning the LIBOR Rate, Determination Date, Reference Rate, or Interest Period, a day in which dealings in United States Dollars are carried out in the London interbank market.
     (d) “Determination Date” shall mean, with respect to each Interest Period subsequent to the first Interest Period, the date that is two (2) Business Days prior to the expiration of the preceding Interest Period.
     (e) “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate (defined in Paragraph 11(m) below), when compounded semi-annually.
     (f) “Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided, that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged by Lender, directly or indirectly, on such Business Day on such transactions as determined by Lender.
     (g) “Interest Compensation Sum” shall mean an amount equal to the sum of (i) the amount by which (1) exceeds (2) wherein (1) is the amount of interest that would have been paid hereunder for the balance of the term of the applicable Interest Period on the amount being prepaid, and (2) is the amount of interest that would be earned by Lender on deposits placed by Lender in the London interbank market at 11:00 a.m. (London time) (or as soon thereafter as practicable) on the first Business Day after the prepayment in an amount approximately equal or comparable to the amount being prepaid and having a maturity equal or approximately equal to the unexpired portion of the applicable Interest Period and (ii) all actual, out-of-pocket costs and expenses of Lender incurred as a result of such prepayment. If Lender shall not, for whatever reason, be able to place deposits in the London interbank market as provided above in an amount equal or approximately equal to the amount being prepaid and having a maturity equal or approximately equal to the unexpired portion of the applicable Interest Period, then the Interest Compensation Sum shall be (x) an amount equal to the amount by which (1) above exceeds the amount of interest paid by the United States Government upon United States Government securities backed by the full faith and credit of the United States Government in an amount equal or approximately equal to the amount being prepaid and having a maturity equal or approximately equal to the unexpired portion of the applicable Interest Period and (y) all other reasonable actual, out-of-pocket costs and expenses of Lender incurred as a result of such prepayment.
     (h) “Interest Period” shall mean (i) the period commencing on the date on which the proceeds of under this Note are advanced to Borrower and ending on and including March 4, 2007, and (ii) thereafter, the period commencing on the day after the end of the prior Interest Period and extending for a period of one month (i.e., until and including the 4th day of the next month). In no event shall any Interest Period extend beyond the Maturity Date. Only one Interest Period may be in effect at any given time.
     (i) “LIBOR Rate” shall mean, for any Interest Period, the interest rate per annum offered for one month deposits on the related Determination Date on the Telerate British Bankers Assoc. Interest Rate Settlement Rates Page (as defined in Paragraph 11(l) hereof) at approximately 11:00 a.m., London, England time.

     (j) “Monthly Payment Amount” shall mean a sum equal to the interest accrued and unpaid under this Note.
     (k) “Reference Rate” shall mean an interest rate per annum equal at all times to the LIBOR Rate for such Interest Period plus the Applicable Margin.
     (l) “Telerate British Bankers Assoc. Interest Rate Settlement Rates Page” shall mean the display designated at Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which the U.S. Dollar deposits are offered by leading banks in the London interbank deposit market).
     (m) “Treasury Rate” shall mean the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining weighted average life of the Loan, for the week prior to the effective date of the amendment or termination of the relevant lease (the “Amendment/Termination Date”), as reported in Federal Reserve Statistical Release H.15 — Selected Interest Rates, conclusively determined by Lender (absent a clear mathematical calculation error) on the Amendment/Termination Date. The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary. If Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.
12. Joint and Several Liability. This Note shall be the joint and several obligation of all makers, endorsers, guarantors and sureties, and shall be binding upon them and their respective successors and assigns and shall inure to the benefit of Lender and its successors and assigns.
13. WAIVER OF TRIAL BY JURY. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE DOCUMENTS, OR ANY ALLEGED ACTS OR OMISSIONS OF LENDER IN CONNECTION THEREWITH.
14. Miscellaneous Provisions.
     (a) Borrower and all other parties liable hereon, whether as principal, endorser or otherwise, hereby severally waive presentment, demand for payment, protest and notice of dishonor and waive recourse to suretyship defenses generally, including extensions of time, release of security or other party liable hereon, and also agree to pay or indemnify Lender for and hold Lender harmless from all costs of collection, including reasonable attorneys’ fees incurred by Lender in connection with enforcement of any of Lender’s rights hereunder or under the Instrument including without limitation reasonable attorneys’ fees and costs incurred in connection with any bankruptcy filing by Borrower.
     (b) Any forbearance by Lender or the holder of this Note in exercising any right or remedy hereunder or any other Document, or otherwise afforded by applicable law, shall not be a waiver or preclude the exercise of any right or remedy by Lender or the holder of this Note. The acceptance by Lender or the holder of this Note of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of the right of Lender or the holder of this Note to require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment.
     (c) This Note may not be changed, modified or terminated except in writing signed by the party to be charged.

     (d) This Note shall be governed by and construed in accordance with the laws of the State of New York; provided, however, that nothing herein shall limit or impair any right Lender or the holder of this Note shall have under applicable laws of the United States of America, to the extent they supersede the laws of the State of New York, to charge interest on the sums evidenced hereby at a rate which exceeds the maximum rate of interest permitted under the laws of the State of New York.
     (e) If any term of this Note, or the applications hereof to any person or set of circumstances, shall to any extent be invalid, illegal, or unenforceable, the remainder of this Note, or the application of such provision or part thereof to persons or circumstances other than those as to which it is invalid, illegal, or unenforceable, shall not be affected thereby, and each term of this Note shall be valid and enforceable to the fullest extent consistent with applicable law and this Note shall be interpreted and construed as though such invalid, illegal, or unenforceable term or provision (or any portion thereof) were not contained in this Note.
     (f) Borrower represents that Borrower has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Loan Agreement, the Instrument and the other Documents and that this Note, the Loan Agreement, the Instrument and the other Documents constitute valid and binding obligations of Borrower. Borrower hereby warrants, represents and covenants that no funds disbursed hereunder shall be used for personal, family or household purposes.
     (g) All notices under this Note shall be given as provided in the Loan Agreement.
     (h) It is expressly agreed that time is of the essence with respect to this Note.
15. Intentionally Omitted.
16. Amend, Restate and Consolidate. This Note together with the Fixed A-1 Note, Floating A-2 Note and Fixed B-1 Note amends, restates and increases the principal amount of those certain promissory notes set forth in Exhibit A attached hereto (the “Other Notes”) and (ii) does not constitute a novation with respect to any indebtedness evidenced by the Other Notes.
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[signatures on following page]

IN WITNESS WHEREOF, this Note has been executed by Borrower as of the date first set forth above.

BORROWER:

AMB-SGP CALIFORNIA, LLC,
a Delaware limited liability company

By:	AMB-SGP Operating Partnership,
a Delaware limited partnership,
its sole member

By:	AMB Property, L.P.,
a Delaware limited partnership,
its general partner

By:	AMB Property Corporation,
a Maryland corporation,
its general partner

By:	/s/ Gayle P. Starr

Name: Gayle P. Starr
Title: Senior Vice President

AMB-SGPCIF CALIFORNIA, LLC,
a Delaware limited liability company

By:	AMB-SGP Operating Partnership,
a Delaware limited partnership,
its sole member

By:	AMB Property, L.P.,
a Delaware limited partnership,
its general partner

By:	AMB Property Corporation,
a Maryland corporation,
its general partner

By:	/s/ Gayle P. Starr

Name: Gayle P. Starr
Title: Senior Vice President

AMB-SGP CIF-I, LLC,
a Delaware limited liability company

By:	AMB-SGP Operating Partnership,
a Delaware limited partnership,
its sole member

By:	AMB Property, L.P.,
a Delaware limited partnership,
its general partner

By:	AMB Property Corporation,
a Maryland corporation,
its general partner

By:	/s/ Gayle P. Starr

Name: Gayle P. Starr
Title: Senior Vice President

AMB-SGP DOCKS, LLC,
a Delaware limited liability company

By:	AMB-SGP Operating Partnership,
a Delaware limited partnership,
its sole member

By:	AMB Property, L.P.,
a Delaware limited partnership,
its general partner

By:	AMB Property Corporation,
a Maryland corporation,
its general partner

By:	/s/ Gayle P. Starr

Name: Gayle P. Starr
Title: Senior Vice President

AMB-SGP GEORGIA, LLC,
a Delaware limited liability company

By:	AMB-SGP Operating Partnership,
a Delaware limited partnership,
its sole member

By:	AMB Property, L.P.,
a Delaware limited partnership, its general partner

By:	AMB Property Corporation,
a Maryland corporation, its general partner

By:	/s/ Gayle P. Starr

Name: Gayle P. Starr
Title: Senior Vice President

AMB-SGP CIF-ILLINOIS, L.P.,
a Delaware limited partnership

By:	AMB SGP CIF-Illinois GP LLC,
a Delaware limited liability company,
its general partner

By:	AMB Property II, L.P.,
a Delaware limited partnership,
its sole member

By:	Texas AMB I, LLC,
a Delaware limited liability company,
its general partner

By:	AMB Property Holding Corporation,
a Maryland corporation,
its sole member

By:	/s/ Gayle P. Starr

Name: Gayle P. Starr
Title: Senior Vice President

AMB-SGP TX/IL SUB, LLC,
a Delaware limited partnership

By:	AMB SGP TX/IL, LP,
a Delaware limited liability company, its sole member

By:	AMB Property II, L.P.,
a Delaware limited partnership,
its general partner

By:	Texas AMB I, LLC,
a Delaware limited liability company,
its general partner

By:	AMB Property Holding Corporation,
a Maryland corporation,
its sole member

By:	/s/ Gayle P. Starr

Name: Gayle P. Starr
Title: Senior Vice President

EXHIBIT A
Other Notes
1. Amended, restated and consolidated mortgage note (GA/NY) dated March 15, 2005, executed by AMB-SGP TX/IL, L.P., a Delaware limited partnership, AMB-SGP California, LLC, a Delaware limited liability company and AMB-SGP Georgia, LLC, a Delaware limited liability company, payable to The Prudential Insurance Company of America, a New Jersey corporation;
2. (i) Promissory Note in the amount of $31,872,000.00 dated September 20, 2001 made by AMB-SGP GEORGIA, LLC, a Delaware limited liability company, and AMB-SGP TX/IL, L.P., a Delaware limited partnership, payable to The Prudential Insurance Company of America, a New Jersey corporation, (ii) Promissory Note in the amount of $9,843,000.00 dated September 20, 2001 made by AMB-SGP GEORGIA, LLC, a Delaware limited liability company, and AMB-SGP TX/IL, L.P., a Delaware limited partnership, payable to The Prudential Insurance Company of America, a New Jersey corporation, (iii) Promissory Note in the amount of $9,051,000.00 dated September 20, 2001 made by AMB-SGP GEORGIA, LLC, a Delaware limited liability company, and AMB-SGP TX/IL, L.P., a Delaware limited partnership, payable to The Prudential Insurance Company of America, a New Jersey corporation, and (iv) Promissory Note in the amount of $1,934,000.00 dated September 20, 2001 made by AMB-SGP GEORGIA, LLC, a Delaware limited liability company, and AMB-SGP TX/IL, L.P., a Delaware limited partnership, payable to The Prudential Insurance Company of America, a New Jersey corporation;
3. Secured Promissory Note in the amount of $12,700,000.00 dated October 28, 1997 made by Airgate Associates, LLC, a New York limited liability company, payable to AUSA Life Insurance Company, Inc., a New York corporation (n/k/a Transamerica Financial Life Insurance Company, a New York corporation);
4. Note in the amount of $2,500,000.00 dated June 19, 1985 executed by Airgate Associates, a New York general partnership, payable to National Westminster Bank USA;
5. Mortgage Note in the amount of $500,000.00 dated September 19, 1986 executed by Airgate Associates, a New York general partnership, payable to National Westminster Bank USA;
7. Note in the amount of $3,200,000.00 dated January 30, 1987 executed by Airgate Associates Second, a New York general partnership, payable to National Westminster Bank USA;
8. Restated Promissory Note in the amount of $3,850,000.00 dated December 14, 1987 executed by Airgate Associates Second, a general partnership organized and existing under the laws of the State of New York, payable to The Dime Savings Bank of New York, FSB;
9. Restated Promissory Note in the amount of $3,150,000.00 dated December 14, 1987 executed by Airgate Associates, a general partnership organized and existing under the laws of the State of New York, payable to The Dime Savings Bank of New York, FSB;
10. Note in the amount of $4,300,000.00 dated December 18, 1987 executed by Airgate Associates Third, a New York general partnership, payable to National Westminster Bank USA;
11. Note in the amount of $2,600,000.00 dated August 3, 1988 executed by Airgate Associates Fourth, a New York general partnership, payable to National Westminster Bank USA;
12. Restated Promissory Note in the amount of $4,500,000.00 dated October 17, 1988 executed by Airgate Associates Third, a general partnership organized and existing under the laws of the State of New York, payable to The Dime Savings Bank of New York, FSB.